                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-18797, 333-18799, 333-18801 and 333-18803) of NCR
Corporation of our report dated January 21, 1998 appearing on page 11 of the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears in this Form 10-K.



Price Waterhouse LLP

Dayton, OH
March 13, 1998